Prudential Investments LLC

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

The Board of Trustees of The Prudential Series Fund

Gateway Center Three

100 Mulberry Street

Newark, New Jersey 07102

Re: Contractual Fee Waivers for The Prudential Series Fund

Dear Trustees:

Effective as of April 1,2015 Prudential Investments LLC (the "Investment Manager") hereby agrees to cap expenses / reimburse certain expenses and/or waive a portion of its investment management fees as more particularly described and set forth for certain Portfolios of The Prudential Series Fund (the “Trust”), as listed on Exhibit A attached hereto.

Very truly yours,

Prudential Investments LLC

By: /s/ Timothy S. Cronin

Name: Timothy S. Cronin

Title: Senior Vice President

Exhibit A

Global Portfolio: The Investment Manager has contractually agreed to waive 0.011% of its investment management fee through June 30, 2016. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2016 without the prior approval of the Trust’s Board of Trustees.

Small Capitalization Stock Portfolio: The Investment Manager has contractually agreed to waive 0.05% of its investment management fee through June 30, 2016. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2016 without the prior approval of the Trust’s Board of Trustees.

Stock Index Portfolio: The Investment Manager has contractually agreed to waive 0.05% of its investment management fee through June 30, 2016. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2016 without the prior approval of the Trust’s Board of Trustees.

SP International Growth Portfolio: The Investment Manager has contractually agreed to waive 0.013% of its investment management fee through June 30, 2016. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2016 without the prior approval of the Trust’s Board of Trustees.

SP Small-Cap Value Portfolio: The Investment Manager has contractually agreed to waive 0.008% of its investment management fee through June 30, 2016. This contractual investment management fee waiver may not be terminated or modified prior to June 30, 2016 without the prior approval of the Trust’s Board of Trustees.